Schedule II

First Trust Dow Jones Internet Index Fund
First Trust Dow Jones Select MicroCap Index Fund
First Trust Morningstar Dividend Leaders Index Fund
First Trust NASDAQ-100 Equal Weighted Index Fund
First Trust NASDAQ-100-Technology Sector Index Fund
First Trust US Equity Opportunities ETF
First Trust NYSE Arca Biotechnology Index Fund
First Trust Capital Strength Index Fund
First Trust NASDAQ-100 Ex-Technology Sector Index Fund
First Trust NASDAQ® Clean Edge® Green Energy Index Fund
First Trust NASDAQ® ABA Community Bank Index Fund
First Trust Value Line® Dividend Index Fund
First Trust S&P REIT Index Fund
First Trust Natural Gas ETF
First Trust Water ETF
First Trust Dividend Strength ETF
First Trust Dow 30 Equal Weight ETF
First Trust Lunt U.S. Factor Rotation ETF
FT Cboe Vest Gold Strategy Quarterly Buffer ETF
FT Cboe Vest Gold Strategy Target Income ETF
First Trust Indxx Aerospace & Defense ETF
First Trust Growth Strength ETF
First Trust Bloomberg Inflation Sensitive Equity ETF
First Trust S&P 500 Diversified Free Cash Flow ETF

Dated: August 22, 2023